UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2007

LUTCAM, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-113270

(Commission File Number)

36-4536633

(IRS Employer Identification No.)

1775 Lakeshore Road, Sarnia, Ontario Canada N7X 1B9

(Address of principal executive offices and Zip Code)

519.331.1103

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2007, we entered into stock option agreements with the following directors, granting the right to purchase a total of 550,000 shares of our common stock as follows:

Name	Number of Stock Options	Exercise Price	Expiry Date
Drew Bonnell	200,000	US$0.25	July 24, 2012
Drew Bonnell	250,000	US$0.50	July 24, 2012
Bill Dynes	100,000	US$0.25	July 24, 2009
Total	550,000

All of the above options will vest in accordance with the vesting schedule set out in the stock option agreements, the forms of which are attached hereto as exhibit 10.1 and exhibit 10.2.

Item 1.02. Termination of a Material Definitive Agreement.

On July 19, 2007, our distribution agreement, dated February 2, 2004, with Thruflow Interlocking Panels (formerly Otron Tech Inc.) was terminated.

As a result of the termination and in an effort to substantiate stockholder value, we have commenced due diligence to identify alternative business opportunities. We are seeking suitable business entities with whom we can effect a merger of a target business or, as an alternative, to acquire a business unrelated to our current business. We can provide no assurance, however, that we will be able to locate any such business opportunities.

We may seek a business opportunity with entities which have recently commenced operations or wish to utilize the public marketplace in order to raise additional capital in order to expand business development activities or develop a new product or service. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.  No assurances can be given that we will be successful in locating or negotiating with any startups or find any assets to acquire.

The search for and analysis of new business opportunities will be undertaken by our current management who are not professional business analysts.  In seeking or analyzing prospective business opportunities, our management may utilize the services of outside consultants or advisors.

Management does not have the capacity to conduct as extensive an investigation of a target business as might be undertaken by a venture capital fund or similar institution. As a result, management may elect to merge with a target business which has one or more undiscovered shortcomings and may, if given the choice to select among target businesses, fail to enter into an agreement with the most investment-worthy target business.  Likewise, no assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target business.

As of the date hereof, management has not made any decisions concerning or entered into any written agreements for a business combination. When any such agreement is reached or other material fact occurs, we will file notice of such agreement or fact with the Securities and Exchange Commission on Form 8-K. Persons reading this report are advised to determine if we have subsequently filed a Form 8-K.

As of September 1, 2007, we intend to change our principal executive offices to 1680 - 200 Burrard St., Vancouver, British Columbia, V6C 3L6, which premises we anticipate will cost approximately CDN$2000 per month.

Item 3.02. Unregistered Sales of Equity Securities.

On July 24, 2007, we entered into stock option agreements with the following directors, granting the right to purchase a total of 550,000 shares of our common stock as follows:

Name	Number of Stock Options	Exercise Price	Expiry Date
Drew Bonnell	200,000	US$0.25	July 24, 2012
Drew Bonnell	250,000	US$0.50	July 24, 2012
Bill Dynes	100,000	US$0.25	July 24, 2009
Total	550,000

The options are subject to vesting provisions as set forth in the stock option agreements dated July 24, 2007. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant.

Svetlana Kozlovskaia acquired 2,500,000 shares of common stock as of July 25, 2007 for the total purchase price of US$200,000, which was paid in cash. The transaction was effected pursuant to an agreement for the purchase of common stock dated July 24, 2007 between Kerry Tully (as to 2,000,000 shares), Dennis Kjeldsen (as to 500,000 shares) and Svetlana Kozlovskaia. The purchase of 2,500,000 shares of common stock acquired Svetlana Kozlovskaia represents 81% of our issued and outstanding common shares.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

On July 24, 2007, Kerry Tully resigned as our president and chief financial officer and Dennis Kjeldsen resigned as the secretary of our company. On July 24, 2007, Drew Bonnell was appointed the president, chief financial officer and secretary of our company to fill the vacancies created by the resignations of Kerry Tully and Dennis Kjeldsen.

Also on July 24, 2007, Drew Bonnell and Bill Dynes were appointed as directors of our company.

On July 25, 2007, Kerry Tully, Dennis Kjeldsen and Dom Domic resigned as directors of our company and Svetlana Kozlovskaia was appointed a director of our company.

The board of directors now consists of Drew Bonnell, Bill Dynes and Svetlana Kozlovskaia.

Drew Bonnell

Mr. Bonnell has served as the chief financial officer, secretary, treasurer and a director of Eden Energy Corp. (the common shares of which are registered under the Securities Exchange Act of 1934 and quoted on the OTC Bulletin Board) since May 2004. From 1997 to divestiture in 2006, Mr. Bonnell served as President and director of a private BC based company with business interests in Whistler Canada where he was responsible for all aspects of the company.

Mr. Bonnell graduated from the Richard Ivey School of Business at the University of Western Ontario with a Masters of Business Administration degree in 1998. For a period of 12 years prior to graduation, Mr. Bonnell served as President and director of multiple private companies engaged in tourism operations in key resort destinations in Western Canada. In these positions, Mr. Bonnell had the responsibility to manage the affairs of each of these companies; to ensure the operation of the business, and interact with all professional services and counsel as required.

Mr. Bonnell is active as a businessman and a member of the worldwide Ivey alumni association.

Related Party Transactions

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of US$120,000 or one percent of our total assets at our year end for the last three completed fiscal years, and in which, to our knowledge, any of our directors, officers, 5% beneficial security holders (including each of Drew Bonnell, Bill Dynes and Svetlana Kozlovskaia), or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information regarding beneficial ownership of our shares of common stock as of July 25, 2007, by each person who is known by us to beneficially own more than 5% of our shares of common stock, by each of our officers and directors and by all of our officers and directors as a group.

Name and Address of Beneficial Owner	Position Held With The Company	Amount and Nature of Beneficial Owner(1)	Percentage of Class(2)
Drew Bonnell Suite 1925 – 200 Burrard Street, Vancouver BC V6C 3L6	President, Chief Financial Officer and Director	100,000(3)	3.1%
Bill Dynes Suite 1925 – 200 Burrard Street, Vancouver BC V6C 3L6	Director	25,000(4)	*
Svetlana Kozlovskaia Suite 1925 – 200 Burrard Street, Vancouver BC V6C 3L6	Director	2,500,000	81.0%
Directors and Executive Officers as a Group (three persons)		2,625,000	81.8%
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of July 25, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage based on 3,086,000 shares of common stock outstanding on July 25, 2007, not including shares of common stock subject to options currently exercisable, or exercisable within 60 days of July 19, 2007 which are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)	Includes 100,000 shares subject to vested stock options.

(3)	Includes 25,000 shares subject to vested stock options.

Executive Compensation

We have not paid any compensation to any of our new directors and officers. We have agreed to pay a monthly salary of US$10,000 per month to Drew Bonnell in consideration for his services as our president, chief financial officer and secretary.

Compensation of Directors

We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Equity Compensation Plan Information

The following table provides a summary of the number of options granted under our compensation plans, as well as options granted outside of our compensation plans, the weighted average exercise price and the number of options remaining available for issuance all as at July 25, 2007.

	Number of securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	550,000	US$0.36	4,450,000
Total	550,000	US$0.36	4,450,000

Stock Option Plan

On July 25, 2007, our company adopted a Stock Option Plan pursuant to which it can grant stock options to purchase an aggregate of 5,000,000 shares of our common stock to eligible employees, directors, officers and consultants. Under the plan, eligible employees, consultants, and such other persons, other than directors subject to tax in the United States who are not eligible employees, may receive awards of "non-qualified stock options". Also under the plan, individuals who, at the time of the option grant, are employees of our company or any related company, as defined in the plan, who are subject to tax in the United States, may receive "incentive stock options", and stock options granted to non-US residents may receive awards of "options". The purpose of the plan is to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased incentive to make contributions to our company.

Item 9.01	Financial Statements and Exhibits
10.1	Form of Stock Option Agreement entered into with Drew Bonnell
10.2	Form of Stock Option Agreement entered into with Bill Dynes
10.3	Agreement for the Purchase of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUTCAM, INC.

/s/ Drew Bonnell

Drew Bonnell

President and Director

Date: July 30, 2007

CW1257480.3